Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On June 28, 2019, Harsco Corporation (the “Company” or “Harsco”) completed the previously announced private offering of $500 million aggregate principal amount of 5.75% Senior Notes due 2027 (the “Notes”).

Also on June 28, 2019, the Company completed the previously announced acquisition (the “Acquisition”) of all of the issued and outstanding common stock of CEHI Acquisition Corporation, a Delaware corporation, (“Clean Earth”), pursuant to the terms of a stock purchase agreement, dated as of May 8, 2019 (the “Acquisition Agreement”), with Clean Earth, the holders of stock and options in Clean Earth (“Sellers”) and Compass Group Diversified Holdings LLC (“Compass”), a Delaware limited liability company, in its capacity as representative of Sellers, for an aggregate purchase price of approximately $625 million, subject to certain adjustments set forth in the Acquisition Agreement. The Company used the net proceeds from the sale of the Notes to fund, together with borrowings under the Company’s Revolving Credit Facility, the purchase price of the Acquisition pursuant to the Acquisition Agreement.

Additionally, on July 1, 2019, the Company completed the previously announced sale (the “Asset Sale”) of the Company’s Industrial Air-X-Changers business pursuant to the terms of an asset purchase agreement, dated May 8, 2019 (the “Asset Purchase Agreement”) with E&C FinFan, Inc., a Delaware corporation (the “Acquiror”), and, solely to guarantee the performance of the Acquiror’s obligations thereunder, Chart Industries, Inc., a Delaware corporation, for aggregate cash consideration of $592 million, plus the assumption by the Acquiror of the liabilities of the Air-X-Changers business specified in the Asset Purchase Agreement. A portion of the proceeds from the Asset Sale were used to repay a portion of the Company’s Term Loan Facility and Revolving Credit Facility.

The following unaudited pro forma condensed consolidated financial statements of the Company, including the explanatory notes (collectively the “pro forma financial statements”), give effect to the Notes offering and its borrowings under its Revolving Credit Facility, as well as the use of proceeds therefrom, including the consummation of each of the Acquisition and the Asset Sale and related transactions and the payment of associated transaction fees and expenses occurred at earlier dates. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and for the three months ended March 31, 2019 give effect to the Acquisition, the Asset Sale and the issuance of the Notes (the “Transactions”) as if they had occurred on January 1, 2018, the first day of the year ended December 31, 2018. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2019 combines the historical consolidated balance sheets giving effect to the Transactions as if they had occurred on March 31, 2019. In addition, the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2017 and 2016 give effect to the Asset Sale as if it had occurred on January 1, 2016, the first day of the year ended December 31, 2016.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Transactions (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the Company’s consolidated operating results. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma financial statements should be read in conjunction with the explanatory notes to the pro forma financial statements. In addition, the pro forma financial statements were based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes:

•	Audited historical consolidated financial statements of the Company, and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, 2017 and 2016;

•	Audited historical consolidated financial statements of Clean Earth as of, and for the year ended, December 31, 2018, and the related notes;

•	Unaudited historical condensed consolidated financial statements of the Company and the related notes included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019; and

•	Unaudited historical condensed consolidated financial statements of Clean Earth as of and for the three months ended March 31, 2019 and the related notes.

The pro forma financial statements and explanatory notes are presented for informational purposes only and do not purport to represent what the results of operations or financial condition would have been had the Transactions occurred on the dates indicated nor do they purport to project the results of operations of financial condition for any future period or as of any future date.

The accompanying pro forma financial statements of the Company have been prepared in accordance with Article 11 of SEC Regulation S-X. The Acquisition is considered a business combination and therefore will be accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805 – Business Combinations. Additionally, the Asset Sale is considered to meet the requirements to be presented in accordance with discontinued operations guidance in FASB ASC 205 – Presentation of Financial Statements.

The pro forma financial statements do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies or revenue synergies that may result from the Transactions. Additionally, the pro forma financial statements do not reflect the impact of the Senior Secured Credit Facility Amendment as the amendment is not directly attributable to the Transactions.

HARSCO CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2019

	Historical Harsco	Air-X Changers Sale Adjustments			Harsco Less Air-X Changers	Historical Clean Earth	Acquisition Adjustments			Financing Adjustments			Pro Forma
(in thousands)	As reported	(Note 6)				(Note 3)	(Note 5)			(Note 7)
ASSETS
Current assets:
Cash and cash equivalents	$84,743	$470,000	(b	)	$554,743	$462	$(639,318)	(a	)	$169,318	(a	)	$85,205
Restricted cash	2,942	—			2,942	—	—			—			2,942
Trade accounts receivable, net	296,795	(25,674)	(a	)	271,121	58,025	—			—			329,146
Other receivables	51,130	(19)	(a	)	51,111	1,745	—			—			52,856
Inventories	147,696	(2,295)	(a	)	145,401	505	—			—			145,906
Current portion of contract assets	17,478	(13,824)	(a	)	3,654	—	—			—			3,654
Other current assets	45,219	(547)	(a	)	44,672	7,362	—			—			52,034

Total current assets	646,003	427,641			1,073,644	68,099	(639,318)			169,318			671,743

Property, plant and equipment, net	483,448	(16,794)	(a	)	466,654	61,420	27,257	(b	)	—			555,331
Right-of-use assets, net	49,584	(11,414)	(a	)	38,170	17,037	—			—			55,207
Goodwill	412,449	(6,839)	(a	)	405,610	140,483	193,727	(c	)	—			739,820
Intangible assets, net	78,753	(10,205)	(a	)	68,548	131,342	104,158	(d	)	—			304,048
Deferred income tax assets	50,051	—			50,051	—	(26,844)	(e	)	—			23,207
Other assets	17,273	—			17,273	3,903	—			—			21,176

Total assets	$1,737,561	$382,389			$2,119,950	$422,284	$(341,020)			$169,318			$2,370,532

LIABILITIES
Current liabilities:
Short-term borrowings	$6,426	$—			$6,426	$—	$—			$—			$6,426
Current maturities of long-term debt	6,538	—			6,538	2,634	(2,156)	(f	)	—			7,016
Accounts payable	159,037	(11,420)	(a	)	147,617	20,937	(570)	(g	)	—			167,984
Accrued compensation	37,483	(1,514)	(a	)	35,969	2,505	—			—			38,474
Income taxes payable	1,598	—			1,598	—	—			—			1,598
Insurance liabilities	40,830	—			40,830	—	—			—			40,830
Current portion of advances on contracts	37,014	(3,385)	(a	)	33,629	—	—			—			33,629
Current portion of operating lease liabilities	12,936	(1,261)	(a	)	11,675	3,165	—			—			14,840
Other current liabilities	122,721	(4,451)	(a	)	118,270	13,252	(2,192)	(h	)	—			129,330

Total current liabilities	424,583	(22,031)			402,552	42,493	(4,918)			—			440,127

Long-term debt	642,375	—			642,375	214,564	(213,425)	(f	)	181,545	(b	)	825,059
Insurance liabilities	20,384	—			20,384	—	—			—			20,384
Retirement plan liabilities	201,572	—			201,572	—	—			—			201,572
Advances on contracts	27,478	—			27,478	—	—			—			27,478
Operating lease liabilities	37,037	(10,281)	(a	)	26,756	14,065	—			—			40,821
Other liabilities	48,860	1,003	(a	)	49,863	30,762	8,552	(i	)	—			89,177

Total liabilities	1,402,289	(31,309)			1,370,980	301,884	(209,791)			181,545			1,644,618

COMMITMENTS AND CONTINGENCIES
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock	—	—			—	—	—			—			—
Common stock	143,178	—			143,178	1	(1)	(j	)	—			143,178
Additional paid-in capital	192,912	—			192,912	116,308	(116,308)	(j	)	—			192,912
Accumulated other comprehensive loss	(584,425)	—			(584,425)	—	—			—			(584,425)
Retained earnings	1,340,878	413,698	(c	)	1,754,576	4,091	(14,920)	(j	)	(12,227)	(b	)	1,731,520
Treasury stock	(805,520)	—			(805,520)	—	—			—			(805,520)

Total Harsco Corporation stockholders’ equity	287,023	413,698			700,721	120,400	(131,229)			(12,227)			677,665
Noncontrolling interest	48,249	—			48,249	—	—			—			48,249

Total equity	335,272	413,698			748,970	120,400	(131,229)			(12,227)			725,914

Total liabilities and equity	$1,737,561	$382,389			$2,119,950	$422,284	$(341,020)			$169,318			$2,370,532

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

HARSCO CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

	Historical Harsco	Air-X Changers Sale Adjustments			Harsco Less Air-X Changers	Historical Clean Earth	Acquisition Adjustments			Financing Adjustments			Pro Forma
(in thousands, except per share amounts)	As reported	(Note 6)				(Note 3)	(Note 5)			(Note 7)
Revenues from continuing operations:
Service revenues	$1,007,239	$—			$1,007,239	$266,916	$—			$—			$1,274,155
Product revenues	715,141	(207,153)	(a	)	507,988	—	—			—			507,988

Total revenues	1,722,380	(207,153)			1,515,227	266,916	—			—			1,782,143

Costs and expenses from continuing operations:
Cost of services sold	780,930	—			780,930	205,660	663	(b	) (d)	—			987,253
Cost of products sold	507,807	(145,905)	(a	)	361,902	—	—			—			361,902
Selling, general and administrative expenses	238,690	(17,793)	(a	)	220,897	46,691	(487)	(b	) (g)	—			267,101
Research and development expenses	5,548	(40)	(a	)	5,508	—	—			—			5,508
Other expenses, net	(1,522)	(48)	(a	)	(1,570)	552	—			—			(1,018)

Total costs and expenses	1,531,453	(163,786)			1,367,667	252,903	176			—			1,620,746

Operating income from continuing operations	190,927	(43,367)			147,560	14,013	(176)			—			161,397
Interest income	2,155	—			2,155	34	—			—			2,189
Interest expense	(38,148)	55	(a	)	(38,093)	(17,359)	17,348	(f	)	(14,156)	(c	)	(52,260)
Defined benefit pension income	3,447	—			3,447	—	—			—			3,447
Loss on early extinguishment of debt	(1,127)	—			(1,127)	—	—			—			(1,127)

Income (loss) from continuing operations before income taxes and equity income	157,254	(43,312)			113,942	(3,312)	17,172			(14,156)			113,646
Income tax (expense) benefit	(12,899)	10,780	(d	)	(2,119)	2,458	(4,208)	(k	)	3,469	(d	)	(400)
Equity income of unconsolidated entities, net	384	—			384	—	—			—			384

Income from continuing operations	144,739	(32,532)			112,207	(854)	12,964			(10,687)			113,630
Less: Income from continuing operations attributable to noncontrolling interests	(7,956)	—			(7,956)	—	—			—			(7,956)

Income from continuing operations attributable to Harsco Corporation	$136,783	$(32,532)			$104,251	$(854)	$12,964			$(10,687)			$105,674

Basic earnings from continuing operations per common share attributable to Harsco Corporation common stockholders	$1.69												1.31
Average number of shares outstanding used in basic earnings per share computation	80,716												80,716
Diluted earnings from continuing operations per common share attributable to Harsco Corporation common stockholders	$1.64												1.26
Average number of shares outstanding used in basic earnings per share computation	83,595												83,595

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

HARSCO CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2019

	Historical Harsco	Air-X Changers Sale Adjustments			Harsco Less Air-X Changers	Historical Clean Earth	Acquisition Adjustments			Financing Adjustments			Pro Forma
(in thousands, except per share amounts)	As reported	(Note 6)				(Note 3)	(Note 5)			(Note 7)
Revenues from continuing operations:
Service revenues	$229,520	$—			$229,520	$63,632	$—			$—			$293,152
Product revenues	217,768	(76,195)	(a	)	141,573	—	—			—			141,573

Total revenues	447,288	(76,195)			371,093	63,632	—			—			434,725

Costs and expenses from continuing operations:
Cost of services sold	181,871	—			181,871	50,583	109	(b	) (d)	—			232,563
Cost of products sold	157,004	(55,132)	(a	)	101,872	—	—			—			101,872
Selling, general and administrative expenses	67,029	(6,151)	(a	)	60,878	11,927	(952)	(b	) (g)	—			71,853
Research and development expenses	1,262	(13)	(a	)	1,249	—	—			—			1,249
Other expenses, net	1,876	—			1,876	1	—			—			1,877

Total costs and expenses	409,042	(61,296)			347,746	62,511	(843)			—			409,414

Operating income from continuing operations	38,246	(14,899)			23,347	1,121	843			—			25,311
Interest income	534	—			534	12	—			—			546
Interest expense	(9,739)	—			(9,739)	(4,864)	4,864	(f	)	(3,466)	(c	)	(13,205)
Defined benefit pension expense	(1,337)	—			(1,337)	—	—			—			(1,337)

Income (loss) from continuing operations before income taxes and equity income	27,704	(14,899)			12,805	(3,731)	5,707			(3,466)			11,315
Income tax (expense) benefit	(4,855)	3,708	(d	)	(1,147)	1,021	(1,399)	(k	)	849	(d	)	(676)
Equity income of unconsolidated entities, net	20	—			20	—	—			—			20

Income from continuing operations	22,869	(11,191)			11,678	(2,710)	4,308			(2,617)			10,659
Less: Income from continuing operations attributable to noncontrolling interests	(1,840)	—			(1,840)	—	—			—			(1,840)

Income from continuing operations attributable to Harsco Corporation	$21,029	$(11,191)			$9,838	$(2,710)	$4,308			$(2,617)			$8,819

Basic earnings from continuing operations per common share attributable to Harsco Corporation common stockholders	$0.26												0.11
Average number of shares outstanding used in basic earnings per share computation	79,907												79,907
Diluted earnings from continuing operations per common share attributable to Harsco Corporation common stockholders	$0.26												0.11
Average number of shares outstanding used in basic earnings per share computation	81,653												81,653

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

HARSCO CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

	Historical Harsco	Air-X Changers Sale Adjustments			Pro Forma
(in thousands, except per share amounts)	As reported	(Note 6)
Revenues from continuing operations:
Service revenues	$981,672	$—			$981,672
Product revenues	625,390	(144,923)	(a	)	480,467

Total revenues	1,607,062	(144,923)			1,462,139

Costs and expenses from continuing operations:
Cost of services sold	770,268	—			770,268
Cost of products sold	452,740	(102,274)	(a	)	350,466
Selling, general and administrative expenses	229,792	(15,341)	(a	)	214,451
Research and development expenses	4,227	(22)	(a	)	4,205
Other (income) expenses, net	4,641	—			4,641

Total costs and expenses	1,461,668	(117,637)			1,344,031

Operating income from continuing operations	145,394	(27,286)			118,108
Interest income	2,469	(1)	(a	)	2,468
Interest expense	(47,552)	103	(a	)	(47,449)
Defined benefit pension income (expense)	(2,595)	—			(2,595)
Loss on early extinguishment of debt	(2,265)	—			(2,265)

Income from continuing operations before income taxes and equity income	95,451	(27,184)			68,267
Income tax expense	(83,803)	10,416	(d	)	(73,387)

Income (loss) from continuing operations	11,648	(16,768)			(5,120)
Less: Income from continuing operations attributable to noncontrolling interests	(4,022)	—			(4,022)

Income (loss) from continuing operations attributable to Harsco Corporation	$7,626	$(16,768)			$(9,142)

Basic earnings (loss) from continuing operations per common share attributable to Harsco Corporation common shareholders	$0.09				$(0.11)
Average number of shares outstanding used in basic earnings per share computation	80,553				80,553
Diluted earnings (loss) from continuing operations per common share attributable to Harsco Corporation common shareholders	$0.09				$(0.11)
Average number of shares outstanding used in diluted earnings per share computation	82,840				80,553

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

HARSCO CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

	Historical Harsco	Air-X Changers Sale Adjustments			Pro Forma
(in thousands, except per share amounts)	As reported	(Note 6)
Revenues from continuing operations:
Service revenues	$939,129	$—			$939,129
Product revenues	512,094	(93,585)	(a	)	418,509

Total revenues	1,451,223	(93,585)			1,357,638

Costs and expenses from continuing operations:					—
Cost of services sold	762,431	—			762,431
Cost of products sold	410,138	(72,932)	(a	)	337,206
Selling, general and administrative expenses	196,871	(9,285)	(a	)	187,586
Research and development expenses	4,280	(17)	(a	)	4,263
Other (income) expenses, net	12,620	(334)	(a	)	12,286

Total costs and expenses	1,386,340	(82,568)			1,303,772

Operating income from continuing operations	64,883	(11,017)			53,866
Interest income	2,475	—			2,475
Interest expense	(51,584)	—			(51,584)
Defined benefit pension income (expense)	(1,414)	—			(1,414)
Loss on early extinguishment of debt	(35,337)	—			(35,337)
Change in fair value to the unit adjustment liability and loss on dilution and sale of equity method investment	(58,494)	—			(58,494)

Income (loss) from continuing operations before income taxes and equity income	(79,471)	(11,017)			(90,488)
Income tax expense	(6,637)	4,238	(d	)	(2,399)
Equity income of unconsolidated entities, net	5,686	—			5,686

Income (loss) from continuing operations	(80,422)	(6,779)			(87,201)
Less: Income from continuing operations attributable to noncontrolling interests	(5,914)	—			(5,914)

Income (loss) from continuing operations attributable to Harsco Corporation	$(86,336)	$(6,779)			(93,115)

Basic earnings (loss) from continuing operations per common share attributable to Harsco Corporation common shareholders	$(1.07)				$(1.16)
Average number of shares outstanding used in basic earnings per share computation	80,333				80,333
Diluted earnings (loss) from continuing operations per common share attributable to Harsco Corporation common shareholders	$(1.07)				$(1.16)
Average number of shares outstanding used in diluted earnings per share computation	80,333				80,333

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATION FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF THE TRANSACTIONS

On June 28, 2019, Harsco Corporation (the “Company” or “Harsco”) completed the previously announced private offering of $500 million aggregate principal amount of 5.75% Senior Notes due 2027 (the “Notes”).

Also on June 28, 2019, the Company completed the previously announced acquisition (the “Acquisition”) of all of the issued and outstanding common stock of CEHI Acquisition Corporation, a Delaware corporation, (“Clean Earth”), pursuant to the terms of a stock purchase agreement, dated as of May 8, 2019 (the “Acquisition Agreement”), with Clean Earth, the holders of stock and options in Clean Earth (“Sellers”) and Compass Group Diversified Holdings LLC (“Compass”), a Delaware limited liability company, in its capacity as representative of Sellers, for an aggregate purchase price of approximately $625 million, subject to certain adjustments set forth in the Acquisition Agreement. The Company used the net proceeds from the sale of the Notes to fund, together with borrowings under the Company’s Revolving Credit Facility, the purchase price of the Acquisition pursuant to the Acquisition Agreement.

Additionally, on July 1, 2019, the Company completed the previously announced sale (the “Asset Sale”) of the Company’s Industrial Air-X-Changers business pursuant to the terms of an asset purchase agreement, dated May 8, 2019 (the “Asset Purchase Agreement”) with E&C FinFan, Inc., a Delaware corporation (the “Acquiror”), and, solely to guarantee the performance of the Acquiror’s obligations thereunder, Chart Industries, Inc., a Delaware corporation, for aggregate cash consideration of $592 million, plus the assumption by the Acquiror of the liabilities of the Air-X-Changers business specified in the Asset Purchase Agreement. A portion of the proceeds from the Asset Sale were used to repay a portion of the Company’s Term Loan Facility and Revolving Credit Facility.

NOTE 2 – BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated financial statements of Harsco, including the explanatory notes (collectively the “pro forma financial statements”), present the unaudited pro forma condensed consolidated financial position and results of operations of Harsco based upon the historical financial statements of Harsco and Clean Earth. The pro forma financial statements give effect to the Acquisition, the Asset Sale, and the related financing activities (collectively, the “Transactions”).

The Acquisition is a business combination and therefore will be accounted for under the acquisition method of accounting under Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805 – Business Combinations. Under the acquisition method of accounting, the total estimated purchase price of an acquisition is allocated to the net tangible and intangible assets based on their estimated fair values. Such valuations are based on available information and certain assumptions that management of Harsco and Clean Earth believe are reasonable. The preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing these pro forma financial statements. Differences between these preliminary estimates and the final acquisition accounting, which will be based on the actual net tangible and identifiable intangible assets, may occur and these differences could be material. The differences, if any, could have a material impact on the pro forma financial statements and Harsco’s future results of operations and financial position.

The pro forma financial statements include certain reclassifications to align the historical presentation of Clean Earth with the presentation utilized by Harsco. See Note 3 – Reclassifications herein for additional information on the reclassifications.

The unaudited pro forma condensed consolidated statements of operations (“pro forma statements of operations”) do not reflect the non-recurring expenses expected to be incurred in connection with the Transactions, including fees to be paid to attorneys, accountants and other professional advisors, the write-off of deferred financing costs, fess for the Bridge Loan Commitment and other transaction-related costs that will not be capitalized. However, the impact of such expenses are reflected in the unaudited pro forma condensed consolidated balance sheet (“pro forma balance sheet”) as a decrease to retained earnings and a corresponding decrease to cash and cash equivalents.

Further, the pro forma financial statements do not reflect the costs of any integration activities or benefits that may result from the realization of future costs savings from operating efficiencies or revenue synergies that may result from the Transactions. As no assurance can be made that the costs will be incurred, or the cost or growth synergies will be achieved, no adjustment has been made. Additionally, the pro forma financial statements do not reflect the impact of the amendment to Harsco’s Senior Secured Credit Facility as the amendment is not directly attributable to the Transactions.

NOTE 3 – RECLASSIFICATIONS

Certain adjustments and reclassifications have been made to the historical presentation of Clean Earth’s financial statements to conform to the presentation used by Harsco within the pro forma financial statements.

Balance Sheet Reclassifications: The following table summarizes the reclassifications made to Clean Earth’s historical balance sheet to conform to Harsco’s financial statement presentation.

As of March 31, 2019:

(in thousands)	Before Reclassification	Reclassification			After Reclassification
ASSETS
Current assets:
Cash and cash equivalents	$462	$—			$462
Trade accounts receivable, net	58,025	—			58,025
Other receivables	—	1,745	(a	)	1,745
Inventories	—	505	(b	)	505
Prepaid income taxes	1,848	(1,848)	(c	)	—
Other current assets	7,764	(402)	(a	)(b)(c)	7,362

Total current assets	68,099	—			68,099

Property, plant and equipment	61,420	—			61,420
Right-of-use assets, net	17,037	—			17,037
Goodwill	140,483	—			140,483
Intangible assets, net	131,342	—			131,342
Other assets	3,903	—			3,903

Total assets	$422,284	$—			$422,284

LIABILITIES
Current liabilities:
Current maturities of long-term debt	$2,634	$—			$2,634
Accounts payable	20,845	92	(d	)	20,937
Accrued compensation	—	2,505	(e	)	2,505
Current portion of operating lease liabilities	3,165	—			3,165
Other current liabilities	15,849	(2,597)	(d	)(e)	13,252

Total current liabilities	42,493	—			42,493

Long-term debt	214,564	—			214,564
Operating lease liabilities	14,065	—			14,065
Deferred income tax liabilities	28,704	(28,704)	(f	)	—
Other liabilities	2,058	28,704	(f	)	30,762

Total liabilities	301,884	—			301,884

EQUITY
Common stock	1	—			1
Additional paid-in capital	116,308	—			116,308
Retained earnings	4,091	—			4,091

Total equity	120,400	—			120,400

Total liabilities and equity	$422,284	$—			$422,284

(a)	Reclassification of other receivables from other current assets to conform to Harsco’s balance sheet presentation of similar receivables.

(b)	Reclassification of inventories from other current assets to conform to Harsco’s balance sheet presentation of inventories.
(c)	Reclassification of prepaid income taxes to conform to Harsco’s balance sheet presentation within other current assets.
(d)	Reclassification of payroll related accounts payable from other current liabilities to conform to Harsco’s balance sheet presentation.
(e)	Reclassification of accrued compensation from other current liabilities to conform to Harsco’s balance sheet presentation.
(f)	Reclassification of deferred income tax liabilities to conform to Harsco’s balance sheet presentation, which includes similar liabilities within other liabilities.

Statement of Operations Reclassifications: The following tables summarize certain reclassifications made to Clean Earth’s historical statement of operations to conform to Harsco’s financial statement presentation.

Year ended December 31, 2018:

(in thousands)	Before Reclassification	Reclassification			After Reclassification
Revenues
Service revenues	$266,916	$—			$266,916
Costs of expenses
Cost of services sold	201,711	3,949	(a	)(b)(e)	205,660
Selling, general and administrative expenses	50,262	(3,571)	(a	)(c)(e)	46,691
Management fee	500	(500)	(c	)	—
Other expenses, net	—	552	(a	)	552

Total costs and expenses	252,473	430			252,903

Operating income	14,443	(430)			14,013
Interest income	—	34	(d	)	34
Interest expense	(17,359)	—			(17,359)
Other income (loss)	(396)	396	(b	)(d)	—

Loss before income taxes	(3,312)	—			(3,312)
Income tax benefit	2,458	—			2,458

Net loss	$(854)	$—			$(854)

Three months ended March 31, 2019:

(in thousands)	Before Reclassification	Reclassification			After Reclassification
Revenues
Service revenues	$63,632	$—			$63,632
Costs of expenses
Cost of services sold	49,476	1,107	(a	)(b)(e)	50,583
Selling, general and administrative expenses	12,774	(847)	(c	)(e)	11,927
Management fee	125	(125)	(c	)	—
Other expenses, net	—	1	(a	)	1

Total costs and expenses	62,375	136			62,511

Operating income	1,257	(136)			1,121
Interest income	—	12	(d	)	12
Interest expense	(4,864)	—			(4,864)
Other income (loss)	(124)	124	(b	)(d)	—

Loss before income taxes	(3,731)	—			(3,731)
Income tax benefit	1,021	—			1,021

Net loss	$(2,710)	$—			$(2,710)

(a)

Reclassification of severance expenses out of cost of services sold and selling, general and administrative expenses to conform to Harsco’s statement of operations presentation within other expenses, net.

(b)	Reclassification of gains and/or losses on fixed assets to conform to Harsco’s statement of operations presentation and include within cost of services sold.
(c)	Reclassification of management fees to conform to Harsco’s statement of operations presentation for similar costs and include within selling, general and administrative expenses.
(d)	Reclassification of interest income out of other income (loss) to conform to Harsco’s statement of operations presentation.
(e)	Reclassification of certain intangible amortization expenses from selling, general and administrative expenses to cost of services sold to conform to Harsco’s statement of operations presentation.

NOTE 4 – ESTIMATED PURCHASE PRICE AND PRELIMINARY PURCHASE PRICE ALLOCATION

The pro forma financial statements include a preliminary allocation of the estimated purchase price of Clean Earth to the estimated fair values of assets acquired and liabilities assumed at the acquisition date, assuming the Acquisition occurred on March 31, 2019. The final allocation of the purchase price could differ materially from the preliminary allocation as additional information is obtained, estimates are refined, etc.

Estimated purchase price

The following is a summary of the estimated purchase price giving effect to the Acquisition as if it had been consummated on March 31, 2019:

(in thousands)	As of March 31, 2019
Estimated purchase price paid in cash at time of the Acquisition	$627,918
Plus: Estimated gross contingent payment for tax benefits	11,900

Estimated purchase price	$639,818

Preliminary purchase price allocation

The following is a summary of the preliminary purchase price allocation giving effect to the Acquisition as if it had been consummated on March 31, 2019:

(in thousands)	As of March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$462
Trade accounts receivable, net	58,025
Other receivables	1,745
Inventories	505
Other current assets	7,362

Total current assets	68,099

Property, plant and equipment	88,677
Right-of-use assets, net	17,037
Goodwill	334,210
Intangible assets, net	235,500
Other assets	3,903

Total assets acquired	$747,426

LIABILITIES
Current liabilities:
Current maturities of long-term debt	478
Accounts payable	20,937
Accrued compensation	2,505
Current portion of operating lease liabilities	3,165
Other current liabilities	11,060

Total current liabilities	38,145

Long-term debt	1,139
Operating lease liabilities	14,065
Other liabilities	54,259

Total liabilities assumed	107,608

Net assets acquired	$639,818

NOTE 5 – ACQUISITION RELATED PRO FORMA ADJUSTMENTS

The pro forma financial statements reflect the following adjustments related to the Acquisition:

(a)	Cash and cash equivalents

Adjustment to cash and cash equivalents for the following:

(in thousands)	As of March 31, 2019
Cash paid for the Acquisition (1)	$(627,918)
Cash paid for transaction costs related to the Acquisition (2)	(11,400)

Adjustment to cash	$(639,318)

(1)	Represents the estimated purchase price of the Acquisition as if it had been consummated on March 31, 2019 to account for certain purchase price adjustments.
(2)

Represents professional fees paid in connection with the Acquisition. Any amounts not recorded in the historical financial statements of Harsco through March 31, 2019 were adjusted through the pro forma balance sheet and recorded against retained earnings solely for the purposes of this presentation. As there is no continuing impact of these transaction costs on Harsco’s results, the fees are not included in the pro forma statements of operations.

(b) Property, plant and equipment, net and depreciation expense

Adjustment to the carrying value of Clean Earth’s property, plant and equipment from its recorded net book value to its preliminary estimated fair value. The estimated fair value is expected to be depreciated over the estimated useful lives, on a straight-line basis. The following table is a summary of information related to property, plant and equipment (PP&E), including information used to calculate the pro forma change in depreciation expense:

			Depreciation Expense
(in thousands)	Estimated Useful Life	Fair Value as of March 31, 2019	Year ended December 31, 2018	Three months ended March 31, 2019
Land	N/A	$33,790	$—	$—
Buildings and improvements	6 –17 years (1)	15,322	1,140	285
Machinery and equipment	1–9 year(s)	37,808	5,500	1,375
Uncompleted construction	N/A	1,757	—	—

Total fair value of acquired PP&E		$88,677	$6,640	$1,660
Less: Clean Earth’s historical PP&E		61,420	9,832	2,585

Pro forma adjustment to PP&E		$27,257	$(3,192)	$(925)

(1)	Leasehold improvements are amortized over 6 years.

Corresponding adjustments were made to depreciation expense in the pro forma statements of operations as a result of the fair value adjustments to property, plant and equipment as well as changes in useful lives.

Pro forma adjustments related to depreciation expense had the following impacts on cost of services sold and selling, general and administrative expenses:

(in thousands)	Year ended December 31, 2018	Three months ended March 31, 2019
Cost of services sold	$(2,771)	$(762)
Selling, general and administrative expenses	(421)	(163)

Total pro forma adjustment	$(3,192)	$(925)

The valuations above, including assignment of useful lives, are based on preliminary estimates. Final determination of fair value of property, plant and equipment, as well as estimated useful lives, remains subject to change. The finalization may have a material impact on the valuation of property, plant and equipment and the purchase price allocation, which is expected to be finalized subsequent to the Acquisition.

With other assumptions held constant, a 10% change to the fair value of the property, plant and equipment would result in an increase or decrease to depreciation expense of $0.7 million annually and $0.2 million for a three-month period.

(c) Goodwill

Adjustment to goodwill represents the excess of the purchase price over the preliminary fair value of the underlying net tangible and identifiable intangible assets net of liabilities, as shown in Note 4 – Estimated Purchase Price and Preliminary Purchase Price Allocation. The adjustment is the difference between the estimated goodwill acquired of $334.2 million and the amount recorded in Clean Earth’s historical financial statements of $140.5 million. The goodwill created in the Acquisition is not deductible for tax purposes.

The adjustment to goodwill is preliminary and subject to change based upon final determination of the fair value of underlying net tangible and identifiable intangible assets acquired net of liabilities assumed and finalization of the purchase price.

(d) Intangible assets, net and amortization expense

Adjustment to the carrying value of Clean Earth’s intangible assets from recorded net book value to preliminary estimated fair value. The estimated fair value is expected to be amortized over the estimated useful lives, on a straight-line basis. The following table is a summary of information related to intangible assets, including information used to calculate the pro forma change in amortization expense:

		Fair Value as of March 31, 2019	Amortization Expense
(in thousands)	Estimated Useful Life		Year ended December 31, 2018	Three months ended March 31, 2019
Tradenames and trademarks	13 years	$26,000	$2,000	$500
Customer relationships	10 years	39,000	3,900	975
Permits and rights	21 years	157,000	7,476	1,869
Favorable Leasehold Interest	7 years	3,100	443	111
Backlog	3 years	10,400	3,465	866

Total fair value of acquired intangible assets		$235,500	$17,284	$4,321
Less: Clean Earth’s historical intangible assets		131,342	13,850	3,450

Pro forma adjustment to intangible assets, net		$104,158	$3,434	$871

Corresponding adjustments were made to amortization expense in the pro forma statements of operations as a result of the fair value adjustments to intangible assets as well as changes in useful lives.

The valuations above, including assignment of useful lives, are preliminary and final determination of fair value of intangible assets, as well as estimated useful lives, remains subject to change. The finalization may have a material impact on the valuation of intangible assets and the purchase price allocation.

With other assumptions held constant, a 10% change to the fair value of the acquired finite live intangible assets would result in an increase or decrease to amortization expense of $1.7 million annually and $0.4 million for a three-month period.

(e) Deferred income tax assets

Adjustment to reclassify Harsco’s historical March 31, 2019 deferred tax asset to net against the pro forma deferred tax liability balance, as a result of acquired deferred tax liabilities from Clean Earth as well as an increase in deferred tax liabilities in certain jurisdictions resulting from purchase accounting (refer to Note 5(i)).

(f) Long-term debt, including current maturities, and interest expense

Adjustments to long-term debt resulted in total decreases of $2.2 million and $213.4 million for current and non-current portions, respectively. These adjustments related to the extinguishment of Clean Earth’s historical debt obligations which were completed prior to the closing of the Acquisition. A corresponding adjustment was made to the pro forma statements of operations to eliminate historical interest expense related to the Clean Earth debt that was extinguished prior to the consummation of the Acquisition.

(g) Accounts payable

Adjustment to remove $0.6 million of transaction costs related to the Acquisition that were historically recorded by Harsco at March 31, 2019 but are being presented in the pro forma balance sheet as being paid in cash on March 31, 2019 (refer to Note 5(a)). A corresponding adjustment was made to the pro forma statement of operations to eliminate one-time non-recurring transaction costs directly attributable to the Acquisition.

(h) Other current liabilities and transaction costs

Adjustment to remove accrued interest totaling $2.2 million related to the long-term debt discussed in Note 5(f).

(i) Other liabilities

Adjustment to increase other liabilities by $8.6 million includes an increase in deferred income tax liabilities resulting from recognizing the deferred tax liability arising from the valuation of Clean Earth’s intangibles on the date the Acquisition Agreement was entered into of $35.4 million, partially offset by the reclassification of Harsco’s historical March 31, 2019 deferred tax assets of $26.8 million to net against the pro forma deferred tax liability balance (refer to Note 5 (e)).

Additionally, other liabilities were impacted by the recognition of an $11.9 million deferred tax asset related to net operating losses for certain transaction costs, which would appear within this caption due to jurisdiction netting of deferred tax positions. This was offset by the adjustment to record the estimated contingent payable to Compass of $11.9 million for those tax benefits, in accordance with the Acquisition Agreement (refer to Note 4).

(j) Stockholders’ equity

Adjustments to eliminate the historical stockholders’ equity of Clean Earth. Adjustment also includes $10.8 million of transaction costs that are presented on the pro forma balance sheet which were not historically recorded by Harsco through March 31, 2019. These costs are being presented in the pro forma balance sheet as being paid in cash on March 31, 2019 (refer to Note 5(a)). No corresponding adjustment was made to the pro forma statement of operations as these are one-time non-recurring transaction costs which are directly attributable to the Acquisition.

(k) Tax expense

Adjustment to record the income tax impacts of the pro forma adjustments using a blended statutory tax rate of 24.5%. This rate does not reflect Harsco’s effective tax rate, which will include other items and may be significantly different than the rates assumed for purposes of preparing these statements.

NOTE 6 – ASSET SALE RELATED PRO FORMA ADJUSTMENTS

Harsco has determined that the Air-X-Changers business should be classified as a discontinued operation in accordance with FASB ASC 205 – Presentation of Financial Statements. Since the Asset Sale has not yet been reflected in the historical financial statements of Harsco, pro forma statements of operations have been provided for the years ended December 31, 2017 and 2016 in order to provide pro forma presentation of the Asset Sale for the three years presented in Harsco’s current report on Form 10-K.

The pro forma financial statements reflect the following adjustments related to the Asset Sale:

(a) Historical results

Adjustment to remove the historical results of the Air-X-Changers business from the historical statements of operations of Harsco as if the Asset Sale had occurred on January 1, 2016 and to remove the historical assets and liabilities of the Air-X-Changers business from the historical balance sheet of Harsco as if the Asset Sale had occurred on March 31, 2019.

(b) Cash proceeds

Adjustment to cash represents the net cash received from the sale of the Air-X-Changers business. Amount was calculated as gross sales proceeds of $592.0 million less the expected income tax obligation and transaction costs of $114.0 million and $8.0 million, respectively. An adjustment was made to eliminate the estimated transaction costs related to the Asset Sale expected to be incurred through the consummation of the Transaction. These costs are recorded against retained earnings solely for the purpose of this presentation. As there is no continuing impact of these transaction costs on Harsco’s results, these fees are not included in the pro forma statements of operations.

(c) Retained earnings

Reflects the impact to Harsco’s retained earnings from the pro forma adjustments described above. Adjustment to retained earnings approximates the estimated gain on the Asset Sale, net of tax impact and transaction costs.

(d) Tax expense

Adjustment to record the income tax impacts of the pro forma adjustments using a blended statutory tax rate of 24.9% for the year ended December 31, 2018 and the three months ended March 31, 2019; and 38.3% and 38.5% for the years ended December 31, 2017 and 2016, respectively, for Air-X-Changers. This rate does not reflect Harsco’s effective tax rate, which will include other items and may be significantly different than the rates assumed for purposes of preparing these statements.

NOTE 7 – FINANCING RELATED PRO FORMA ADJUSTMENTS

The pro forma financial statements reflect the following adjustments related to the financing transactions, including the financing transaction utilized to fund the Acquisition as well as financing activity resulting from the Asset Sale:

(a) Cash and cash equivalents

The following is a summary of the adjustment to cash and cash equivalents giving effect to the financing transactions as if they had been consummated on March 31, 2019:

(in thousands)	As of March 31, 2019
The Acquisition
Proceeds from the notes	$500,000
Cash paid for fees related to the notes and the Bridge Loan Commitment	(15,373)
Proceeds from Harsco’s Revolving Credit Facility	154,691

Adjustment to cash related to the Acquisition	639,318
The Asset Sale
Repayment on Harsco’s Revolving Credit Facility	(150,000)
Repayment on Harsco’s Term Loan Facility	(320,000)

Adjustment to cash related to the Asset Sale	(470,000)

Total adjustment to cash	$169,318

(b) Long-term debt, including deferred financing costs

Adjustment to long-term debt represents the following:

(in thousands)	As of March 31, 2019
THE ACQUISITION
Proceeds from the notes	$500,000
Proceeds from Harsco’s Revolving Credit Facility	154,691
Cash paid for fees related to the notes	(8,673)

Adjustment to long-term debt related to the Acquisition	646,018
THE ASSET SALE
Repayment on Harsco’s Revolving Credit Facility	(150,000)
Repayment on Harsco’s Term Loan Facility	(320,000)
Write-off historical financing fees related to the Term Loan Facility	5,527

Adjustment to long-term debt related to the Asset Sale	(464,473)

Total adjustment to long-term debt	$181,545

Adjustment to write-off historical financing fees of $5.5 million was recorded against retained earnings solely for the purposes of this presentation. As there is no continuing impact of the write-off of these costs on Harsco’s results, these fees are not included in the pro forma statements of operations. In addition, Bridge Loan Commitment fees of $6.7 million are recorded to retained earnings as the Bridge Loan was not utilized. There is no continuing impact of these fees on Harsco’s results of operations, and as such these costs are not included in the pro forma statements of operations.

(c) Interest expense

Adjustment to interest expense consists of the following:

(in thousands)	Year ended December 31, 2018	Three months ended March 31, 2019
The Acquisition
Record interest expense related to the notes (1)	$28,750	$7,089
Record interest expense on Revolving Credit Facility (2)(5)	6,637	1,687
Record amortization of new deferred financing fees related to the notes (3)	870	226

Adjustment related to the Acquisition	36,257	9,002
The Asset Sale
Eliminate historical term loan interest expense for payments on the Term Loan Facility and Revolving Credit Facility (4)(5)	(22,101)	(5,536)

Adjustment related to the Asset Sale	(22,101)	(5,536)

Total adjustment to increase interest expense	$14,156	$3,466

(1)	The amount of interest expense for the notes is calculated using the interest rate of 5.75%.
(2)	Impact to historical interest expense resulting from the changes in amounts outstanding under the existing Revolving Credit Facility related to the Acquisition.
(3)	Deferred financing fees represent debt issuance costs for the notes and are amortized over the contractual term of the related indebtedness.
(4)

Impact to interest expense resulting from payments on the Term Loan Facility and changes in amounts outstanding under the Revolving Credit Facility resulting from the Asset Sale. Interest expense is inclusive of changes to historical amortization of deferred financing costs for the Term Loan Facility.

(5)

Based upon the balance of the Company’s Term Loan Facility and Revolving Credit Facility after the Transactions, a 0.125% change to the interest rate would result in an increase or decrease to interest expense of $0.4 million annually and $0.1 million for a three month period.

(d) Tax expense

Adjustment to record the income tax impacts of the pro forma adjustments using a blended statutory tax rate of 24.5%. This rate does not reflect Harsco’s effective tax rate, which will include other items and may be significantly different than the rates assumed for purposes of preparing these statements.